THIRD AMENDMENT TO THE
CUSTODY AGREEMENT

THIS THIRD AMENDMENT dated as of October 16, 2015, to the Custody Agreement, originally made and entered into as of April 28, 2011, as amended June 30, 2013 and August 13, 2015 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the M.D. Sass Funds (the “Funds”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the fees of the Agreement on behalf of the series; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION
By: /s/ John Buckel____________________	By: /s/ Michael R. McVoy
Name: John Buckel	Name: Michael R. McVoy
Title: President	Title: Senior Vice President

Amended Exhibit D to the
Trust for Professional Managers Custody Agreement – M.D. Sass

Multiple Series Trust CUSTODY SERVICES FEE SCHEDULE at October, 2015

Annual Fee Based Upon Market Value Per Fund*Note 1
_____ basis point on average daily market value of all securities and cash held in portfolio
Minimum annual fee per fund - $_____
Plus portfolio transaction fees

* Note 1 – Effective 10/1/2015, a fee concession of 20% for Custody will be in place for the M.D. Sass Short Term U.S. Government Agency Income Fund (formerly the M.D. Sass 1-3 Year Duration U.S. Agency Bond Fund) for a period of no more than three years OR until the Fund begins operating below its expense cap.  Fees that are to receive the concession have been noted.

Portfolio Transaction Fees

$_____ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$_____ /Repurchase agreement, reversev repurchase agreement, time deposit/CD or other non-depository transaction
$_____ /option/SWAPS/future contract written, exercised or expired
$_____ /mutual fund trade/Fed wire/margin variation Fed wire
$_____ /physical security transaction

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

Additional Services
▪ Additional fees apply for global servicing.
▪ Sub Advised Funds - $____ per custody account per year
▪ $____ - Segregated account per year
▪ No charge for the initial conversion fee receipt.
▪ Overdrafts – charged to the account at prime interest rate plus ____ unless a line of credit is in place.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rate and billed monthly.

Exhibit D (continued) to the
Trust for Professional Managers Custody Agreement – M.D. Sass
ADDITIONAL GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at October, 2015
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	_____	$_____	Lebanon	All	_____	$_____
Australia	All	_____	$_____	Lithuania	All	_____	$_____
Austria	All	_____	$_____	Luxembourg	All	_____	$_____
Bahrain	All	_____	$_____	Malaysia	All	_____	$_____
Bangladesh	All	_____	$_____	Mali*	All	_____	$_____
Belgium	All	_____	$_____	Malta	All	_____	$_____
Benin*	All	_____	$_____	Mauritius	All	_____	$_____
Bermuda	All	_____	$_____	Mexico	All	_____	$_____
Botswana	All	_____	$_____	Morocco	All	_____	$_____
Brazil	All	_____	$_____	Namibia	All	_____	$_____
Bulgaria	All	_____	$_____	Netherlands	All	_____	$_____
Burkina Faso*	All	_____	$_____	New Zealand	All	_____	$_____
Canada	All	_____	$_____	Niger*	All	_____	$_____
Cayman Islands*	All	_____	$_____	Nigeria	All	_____	$_____
Channel Islands*	All	_____	$_____	Norway	All	_____	$_____
Chile	All	_____	$_____	Oman	All	_____	$_____
China“A” Shares	All	_____	$_____	Pakistan	All	_____	$_____
China“B” Shares	All	_____	$_____	Peru	All	_____	$_____
Columbia	All	_____	$_____	Philippines	All	_____	$_____
Costa Rica	All	_____	$_____	Poland	All	_____	$_____
Croatia	All	_____	$_____	Portugal	All	_____	$_____
Cyprus*	All	_____	$_____	Qatar	All	_____	$_____
Czech Republic	All	_____	$_____	Romania	All	_____	$_____
Denmark	All	_____	$_____	Russia	Equities/Bonds	_____	$_____
Ecuador	All	_____	$_____	Russia	MINFINs	_____	$_____
Egypt	All	_____	$_____	Senegal*	All	_____	$_____
Estonia	All	_____	$_____	Singapore	All	_____	$_____
Euromarkets(3)	All	_____	$_____	Slovak Republic	All	_____	$_____
Finland	All	_____	$_____	Slovenia	All	_____	$_____
France	All	_____	$_____	South Africa	All	_____	$_____
Germany	All	_____	$_____	South Korea	All	_____	$_____
Ghana	All	_____	$_____	Spain	All	_____	$_____
Greece	All	_____	$_____	Sri Lanka	All	_____	$_____
Guinea Bissau*	All	_____	$_____	Swaziland	All	_____	$_____
Hong Kong	All	_____	$_____	Sweden	All	_____	$_____
Hungary	All	_____	$_____	Switzerland	All	_____	$_____
Iceland	All	_____	$_____	Taiwan	All	_____	$_____
India	All	_____	$_____	Thailand	All	_____	$_____
Indonesia	All	_____	$_____	Togo*	All	_____	$_____
Ireland	All	_____	$_____	Trinidad & Tobago*	All	_____	$_____
Israel	All	_____	$_____	Tunisia	All	_____	$_____
Italy	All	_____	$_____	Turkey	All	_____	$_____
Ivory Coast	All	_____	$_____	UAE	All	_____	$_____
Jamaica*	All	_____	$_____	United Kingdom	All	_____	$_____
Japan	All	_____	$_____	Ukraine	All	_____	$_____
Jordan	All	_____	$_____	Uruguay	All	_____	$_____
Kazakhstan	All	_____	$_____	Venezuela	All	_____	$_____
Kenya	All	_____	$_____	Vietnam*	All	_____	$_____
Latvia	Equities	_____	$_____	Zambia	All	_____	$_____
Latvia	Bonds	_____	$_____
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

*Safekeeping and transaction fees are assessed on security and currency transactions.

Amended Exhibit D (continued) to the
to the Trust for Professional Managers Custody Agreement – M.D. Sass

ADDITIONAL GLOBAL SUB-CUSTODIAL SERVICES
ANNUAL FEE SCHEDULE (continued) at October, 2015

Base Fee·- A monthly base charge of $____ per account (fund) will apply.
▪	Euroclear - Eurobonds only. Eurobonds are held In Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).
▪	For all other markets specified above, surcharges may apply If a security Is held outside of the local market.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.
Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $____ per claim.

Out of Pocket Expenses
▪	Charges Incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and Insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or Its clients is Investing will be passed along as Incurred.
▪	A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses, Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.
▪	Foreign exchange transactions

Advisor's signature below acknowledges approval of the custody and global custody fees on this
Amended Exhibit D

By: M.D. Sass Investors Services, Inc.

Name: /s/ Bobby Liu

Title: COO & GC  Date: 11/16/15

Advisor’s signature below acknowledged approval of the custody and global custody fees on this Amended Exhibit D.

By: M.D. Sass LLC

Name: /s/ Bobby Liu

Title: COO & GC  Date: 11/16/15